UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

THE SHERWIN-WILLIAMS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE SHERWIN-WILLIAMS COMPANY 101 WEST PROSPECT AVENUE CLEVELAND, OHIO 44115-1075	Your Vote Counts!
THE SHERWIN-WILLIAMS COMPANY
2025 Annual Meeting of Shareholders Vote by April 15, 2025 11:59 PM EDT
FOR SHARES HELD PURSUANT TO THE 401(K) PLAN VOTE BY APRIL 13, 2025 11:59 PM EDT

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You invested in THE SHERWIN-WILLIAMS COMPANY and it’s time to vote!

You have the right to vote on the proposals being presented at the Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 16, 2025. The Annual Meeting will be held in a virtual format via webcast. To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/SHW2025 and enter the 16-digit control number found on this notice and access on the date and time noted.

Get informed before you vote

View our Notice of Annual Meeting, Proxy Statement and 2024 Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the materials by requesting prior to April 2, 2025. If you would like to request a paper or email copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

You cannot use this Notice to vote your shares. This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper or email copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items	Board Recommends

1. Election of 9 Directors
Nominees:

1a. Kerrii B. Anderson	For

1b. Jeff M. Fettig	For

1c. Robert J. Gamgort	For

1d. Heidi G. Petz	For

1e. Aaron M. Powell	For

1f. Marta R. Stewart	For

1g. Michael H. Thaman	For

1h. Matthew Thornton III	For

1i. Thomas L. Williams	For

2. Advisory approval of the compensation of the named executive officers.	For

3. Approval of The Sherwin-Williams Company 2025 Equity and Incentive Compensation Plan.	For

4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.	For

5. Approval of the amendment of Paragraph (B) of Article Sixth of the Charter to eliminate supermajority vote requirements.	For

6. Approval of the amendment of Section 6(b) of Article Fourth, Division A of the Charter to eliminate supermajority vote requirements.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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